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                                                                     EXHIBIT 3.2

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                  GMAC ELF LLC

This Limited Liability Company Agreement (together with the schedules attached hereto, "AGREEMENT"), is entered into as of January 27, 2003 by GMAC Commercial Holding Capital Corp., a Colorado corporation, as the Initial Member of GMAC ELF LLC, a Delaware limited liability company (the "COMPANY") and GMAC ELF SPC INC., a Delaware corporation, as the Special Member.

     WHEREAS, the Initial Member and the Special Member desire to provide certain terms for the management and governance of the Company and the conduct of its business.

     NOW, THEREFORE, the Initial Member and the Special Member declare as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINED TERMS. All defined terms have the meaning set forth in this Agreement or in SCHEDULE A hereto.

                                   ARTICLE II
                            FORMATION OF THE COMPANY

     2.1 NAME AND FORM OF ORGANIZATION. The Initial Member has caused the Company to be formed as a limited liability company organized under the Delaware Limited Liability Company Act ("DELAWARE LLC ACT"). The name of the Company is GMAC ELF LLC. The Company is a separate legal entity apart from its Members and Special Member, and all ownership interests in the Company will be governed by this Agreement and the Delaware LLC Act, except that the terms of this Agreement are intended to modify conflicting requirements in the Delaware LLC Act to the extent permitted by applicable law. Pursuant to Section 18-201(d) of the Delaware LLC Act, this Agreement shall be effective as of December 26, 2002.

     2.2 MEMBERSHIP INTERESTS. The Special Member shall not have an ownership interest in the Company. Each ownership interest in the Company is designated as a "MEMBERSHIP INTEREST" and each party owning that Membership Interest will be known as a "MEMBER" and collectively as "MEMBERS." The current Members of the Company and their respective Membership Interests are identified on SCHEDULE B hereto, as amended from time to time to reflect changes in the Membership Interests and Members. Membership Interests and the interest of the Special Member in the Company are personal property, and neither any Member nor the Special Member has any interest in specific property of the Company. Membership Interests will have the relative preferences, rights, limitations and restrictions set forth in this Agreement. All Members shall constitute one class or group of members of the Company for all purposes of the Delaware LLC Act

     2.3 REGISTERED AGENT AND REGISTERED OFFICES. The Company's registered agent and registered office in the State of Delaware is The Corporation Trust Company at The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The Company may have such other offices or places of business, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Company may from time to time require. The registered agent and the registered office may be changed from time to time by action of the Board of Directors.

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     2.4 TERM OF THE COMPANY. The Company's existence commenced upon the filing of its Certificate of Formation with the Secretary of the State of Delaware on December 26, 2002, and will continue until cancellation of the Certificate of Formation as provided in the Delaware LLC Act or unless sooner terminated in accordance with the provisions of this Agreement. Elizabeth Kim shall be the authorized person to execute and file the Certificate of Formation.

                                   ARTICLE III
                       POWERS AND PURPOSES OF THE COMPANY

     3.1 PURPOSE. The purpose to be conducted or promoted by the Company is to engage solely in the following activities:

          (a) to acquire, own, hold, sell, transfer, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with affiliated Persons, Student Loans directly, indirectly or through one or more trustees; and

          (b) to (i) act as sponsor, settlor or depositor of, or a holder of interests in, one or more trusts or other arrangements (each, a "Trust") formed pursuant to a trust agreement, pooling agreement, participation agreement, sale and servicing agreement or similar agreement (the "Trust Agreement"), which Trust will issue one or more series of certificates directly or indirectly secured, collateralized or otherwise backed by or representing interests in Student Loans, one or more Persons holding Student Loans, or both, and/or issue pursuant to an indenture or other agreement one or more series of bonds, notes or other evidences of indebtedness directly or indirectly secured, collateralized or otherwise backed by or representing interests in Student Loans and/or other property, one or more Persons holding Student Loans, or both, (together with such certificates, the "Securities") and (ii) enter into any other agreement in connection with the authorization, issuance, sale and delivery of Securities, including, without limitation, the Basic Documents to which it is a party and arrangements for support for any series of Securities by various forms or credit enhancement.

     3.2 POWERS OF THE COMPANY. The Company shall, subject to the other provisions of this Article III, have the power and authority to take any and all actions necessary, appropriate, advisable, incidental or convenient to, or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

          (a) to conduct its business and carry on its operations in any state, territory, district or possession of the United States that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          (b) to acquire by purchase, repurchase, lease, contribution of property or otherwise, and to own, hold, operate, maintain, finance, improve, lease, sell, convey, assign, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company, including, without limitation, Student Loans;

          (c) to purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of (i) shares, units, Securities or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, trusts, limited liability companies, trusts or other ventures and (ii) the income and proceeds thereof;

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          (d)  to act as a trustee, executor, nominee, bailee, director, officer, agent, partner, member, manager, unitholder, holder of a beneficial interest, fiduciary or administrator for any Person or entity and to exercise all other powers, duties, rights and responsibilities associated therewith;

          (e) to take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent, partner, member, manager, unitholder, holder of a beneficial interest, fiduciary, or administrator, including, without limitation, the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

          (f) to enter into, perform and carry out contracts of any kind, including, without limitation, agreements to form one or more trusts or other contracts with any Member, any affiliate thereof, or any agent of the Company that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

          (g) to borrow money and authorize, issue, sell and deliver evidences of indebtedness, or Securities and to secure, collateralize or otherwise back the same by a mortgage, pledge, other lien on, or other interests in, the assets of the Company;

          (h) to loan or invest or otherwise apply income from and proceeds of the assets of the Company;

          (i) to enter into interest rate, basis swap, cap, floor or collar arrangements or other hedging arrangements and management and administrative agreements in connection with the purposes of the Company;

          (j) to appoint officers and agents of the Company and hire employees, and define their duties and fix their compensation;

          (k) to indemnify any Person or entity in accordance with the Delaware LLC Act and to obtain any and all types of insurance;

          (l) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

          (m) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

          (n) to take all actions in connection with a public or private offering, issuance and sale of securities by the Company or one or more of its affiliates, including, without limitation (i) the preparation and delivery of a disclosure document for investors in the securities and, if applicable, the preparation, execution, delivery and filing with the Securities and Exchange Commission of a registration statement with respect to the securities and any and all pre-effective and post-effective amendments to the registration statement, and applications or other appropriate requests for qualification of the securities and amendments thereto under applicable State Blue Sky Laws, (ii) filing, providing or authorizing the filing or provision of such other documents and information with all other governmental, regulatory and rating agencies in connection with such offer, issuance and sale and (iii) taking such actions in connection therewith on behalf of such affiliates as have been authorized by such affiliates to be taken by the Company; and

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          (o)  to engage in any activity and to exercise any powers permitted to limited liabilities companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing. The Company shall not engage in any business or activity other than in connection with or relating to the activities described above.

     3.3 AUTHORIZATION OF BASIC DOCUMENTS. The Company, by or through any Director or officer of the Company on behalf of the Company, may enter into and cause the Company to perform the Basic Documents and all documents, agreements, certificates or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation, and any such actions heretofore taken by any such Persons are hereby ratified. The foregoing authorization shall not be deemed a restriction on the powers of the Members, Directors or officers of the Company to enter into other agreements on behalf of the Company.

     3.4  LIMITATIONS ON THE COMPANY'S ACTIVITIES.

          (a) This Section 3.4 is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose entity."

          (b) Notwithstanding Section 5.2 hereof, so long as any Security or Obligation is outstanding and for a period of one year and one day thereafter, the Members shall not amend, alter, change or repeal the definitions of "affiliate" or "affiliated with," "Control," "Material Action," "Person" or "Special Member" set forth on or Schedule A to this Agreement or Sections 3.1, 3.2, 3.4, 4.8, 11.4, 11.5, 11.6, 12.4, 14.1, 14.4, and 14.8 without the written consent of the Special Member (which shall not be deemed to have consented unless all of the required number of the Special Directors of the Special Member have duly authorized the Special Member to consent thereto). Subject to this
Section 3.4, the Members reserve the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Sections 5.2 and 14.4.

          (c) Notwithstanding Section 5.2 hereof, so long as any Security or Obligation is outstanding and for a period of one year and one day thereafter, the Members, the Special Member (in the exercise of its rights and the performance of its other obligations provided in this Agreement), the Board of Directors and the Company shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Basic Documents, and observe all procedures and provisions required by this Agreement and the laws of the State of Delaware.

          (d) Notwithstanding anything to the contrary in this Agreement, each Member, the Special Member and the Board of Directors shall cause the Company to:

               (i) maintain its own records, accounts, books of account and bank accounts separate from those of any other Person and shall not commingle its records, accounts, books of account and bank accounts with the organizational or other records, accounts, books of account or bank accounts of any other Person and such records, accounts, books of account and bank accounts shall reflect the separate existence of the Company;

               (ii) act solely in its own name and through its duly authorized officers or agents in the conduct of its business, prepare all Company correspondence in the

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          Company name, hold itself out as a separate entity from any other
          Person, conduct its business so as not to mislead others as to the identity of the entity with which they are concerned, correct any known misunderstanding regarding its separate identity, refrain from engaging in any activity that compromises the separate legal identity of the Company, and strictly comply with all organizational formalities to maintain its separate existence;

               (iii)  not commingle its assets with assets of any other Person;

               (iv) maintain financial statements separate from any other Person. The annual financial statements of the Company, if any, shall disclose the effects of its transactions in accordance with generally accepted accounting principles;

               (v) pay its taxes, liabilities and operating expenses only out of its funds and not pay from its assets any obligations or indebtedness of any other Person;

               (vi) maintain an arm's length relationship with its Members, the Special Member, the Board of Directors, the officers, their respective affiliates and any trust in which it holds a beneficial interest, not enter into any contract or agreement with its Members, the Special Member, the Board of Directors, the officers, their respective affiliates or and any trust in which it holds a beneficial interest except on terms that are intrinsically fair, commercially reasonable, and substantially similar to those that would be available on an arms-length basis with third parties, and transact all business with its Members, the Special Member, the Board of Directors, the officers, their affiliates and any Trust in which it holds a beneficial interest pursuant to written, enforceable agreements;

               (vii) pay the salaries of its own employees, if any, and maintain a sufficient number of employees in light of its contemplated business operations;

               (viii) not be, become or hold itself out as being liable for the debts of any other party, or hold out its credit as being available to satisfy the obligation of others. The Company will not act as the agent of the Members, the Special Member, the Board of Directors, the officers, or their affiliates. The Members, the Special Member, the Board of Directors or their affiliates will not act as the agent for the Company, except as specifically permitted by this Agreement;

               (ix) allocate fairly and reasonably with any other Person expenses that are shared with such Person including, without limitation, any overhead, rent, or other compensation paid for shared or leased office space. Independent contractors performing services or incurring expenses in connection with such services for the Company shall receive compensation for such services rendered or expenses incurred in an amount equal to the fair value of such services and expenses;

               (x) use stationery, invoices and checks separate from any other Person;

               (xi) not pledge (except pursuant to the Basic Documents), lend or advance any moneys to, or make an investment in or for the benefit of, guarantee (directly or indirectly), endorse or otherwise become contingently liable (directly or indirectly) for the obligations of, or own or purchase any stock, obligations or securities of or any other

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          interest in, or make any capital contribution to, any other Person, except as permitted by the Basic Documents;

               (xii) maintain adequate capital for the normal obligations reasonably foreseeable in a business of the Company's size and character and in light of its proposed business operations and liabilities;

               (xiii) not engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 9 hereof;

               (xiv) cause the Board of Directors, officers, agents and other representatives of the Company, if any, to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and

               (xv) not acquire or assume any obligation or liability of, or purchase any stock or securities of or any other interest in, or make any capital contribution to, any of its Members, the Special Member, the Board of Directors, the officers, affiliates of such Members or officers, or other affiliates of the Company, provided, however, that notwithstanding the foregoing, the Company may acquire Securities and other interests in, and contribute to the capital of, one or more Trusts.

          (e) Failure by the Company, or the Members, the Special Member, the Board of Directors, or the officers, on behalf of the Company, to comply with this Section 3.4 any of the foregoing (i) through (xv) or any other covenant set forth in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Members, the Special Member, or the Board of Directors.

          (f) NEGATIVE COVENANTS. Notwithstanding any provision in the Agreement to the contrary and in addition to the requirements under Section 5.2 hereof, so long as any Security or Obligation is outstanding or any amounts are owed by the Company under any Basic Document and for a period of one year and one day thereafter, without the consent of the Special Member (which shall not be deemed to have consented unless all of the required number of the Special Directors of the Special Member have duly authorized the Special Member to consent thereto), neither the Company, the Members, the Special Member, the Board of Directors, the officers nor any other Person on behalf of the Company shall have the authority to:

               (i)    do any act in contravention of this Agreement;

               (ii) do any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

               (iii)  confess a judgment against the Company;

               (iv) enter into any agreement or transaction in connection with or related to the Company, the business or activities of the Company, or securities issued by the Company, or a Trust, that is inconsistent with the terms of the Basic Documents;

               (v) possess Company Property, or assign rights, if any, in specific Company Property, for other than Company purpose;

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               (vi)   knowingly perform any act that would subject (1) any
          Member or the Special Member to liabilities of the Company in any jurisdiction or (2) the Company to taxation as a corporation under relevant provisions of the Code;

               (vii) except as otherwise provided for herein or as contemplated by the Basic Documents, sell, pledge, transfer, assign or otherwise convey Company Property securing or backing any Security or Obligation;

               (viii) take any Material Action, notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Special Member, the Board of Directors, or any officer of the Company; or

               (ix) except with respect to (i) obligations of the Company to indemnify the trustee or officers of a Trust for which the Company is a depositor or in which the Company otherwise holds an interest or
          (ii) representations and warranties made by the Company related to loans transferred by the Company to a Trust, enter into any agreements, written or otherwise, between a Member, the Special Member or any Director or officer and the Company or any other Person pursuant to which the Member, the Special Member or the Board of Directors agrees to extend credit or make payment or contributions to or for or assume, guaranty or otherwise be obligated for the payment or performance of the Company; provided, however, that any Member (other than the Special Member) may make any capital contributions to the Company that such Member determines to be in the Member's own best interest.

     3.5  CREDITOR INTERESTS. To the fullest extent permitted by law, including
Section 18-1101(c) of the Delaware LLC Act, in acting or otherwise voting on the matters with respect to the Company and notwithstanding that the Company may not be insolvent, the Members, the Special Member and the Board of Directors shall take into account the interests of the Company's creditors as well as those of the Members and the Company.

                                   ARTICLE IV
                                     MEMBERS

     4.1 POWERS OF MEMBERS. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement and except as have been delegated by the Members to the Board of Directors.

     4.2 MEETINGS OF THE MEMBERS; PROXIES. Meetings of the Members may be called at any time by the Board of Directors or upon the request of any Member. Notice of any meeting shall be given to all Members not less than two (2) business days nor more than thirty (30) calendar days prior to the date of such meeting. Each Member may authorize any Person to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting or voting at a meeting. Every proxy must be signed by the Member. Any Person acting as a proxy for a Member shall present proper documentation of his or her authority as proxy for such Member prior to taking any action on behalf of such Member.

     4.3 QUORUM. The holders of a majority of the Membership Interests, present in Person or by proxy, shall constitute a quorum at all meetings of the Members. If a quorum is not present, the holders of a majority Membership Interests may adjourn the meeting to another time and/or place until a quorum shall be present. When a quorum is once present to commence a meeting of Members, it is not broken by

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the subsequent withdrawal of any Members or their proxies. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.

     4.4 VOTE REQUIRED. A majority vote of the Members, present in Person or by proxy, at a meeting at which a quorum is present shall be the act of the Members, unless the question is one for which the Delaware LLC Act or this Agreement expressly requires a different vote, in which case such express provision shall govern and control the decision of such question. Every Member shall at every meeting of the Members be entitled the number of votes in direct proportion to the Membership Interest held by such Member.

     4.5 MEETINGS BY TELEPHONE OR OTHER COMMUNICATIONS. The Members may participate in, and act at, meetings through the use of conference telephone or other communications equipment whereby all Members participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in Person by a Member at such meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or other communications equipment and filed with the minutes of Member meetings.

     4.6 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting and without prior notice if a written consent setting forth the action so taken is signed, either before or after such action, by the Members holding the required vote to carry the action. All written consents shall be filed with the minutes of Member meetings.

     4.7 COMPENSATION. No Member shall receive any interest, salary or drawing with respect to its Capital Contribution or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

     4.8  SPECIAL MEMBER.

          (a) For so long as any Security or Obligation is outstanding or any amounts are owed by the Company under any Basic Document and for a period of one year and one day thereafter (except in the case of a temporary vacancy, which shall promptly be filled), the Members shall cause the Company at all times to have a Special Member. All right, power and authority of the Special Member shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. At such time as all Securities and Obligations of the Company have been paid or otherwise satisfied in full and no amounts are owed by the Company under any Basic Document and for a period of one year and one day thereafter, any provision of this Agreement requiring the consent or approval of the Special Member shall no longer be effective.

          (b) The Special Member shall have no right to vote with respect to its interest in the Company except to the extent specifically granted to the Special Member herein. The Special Member shall have no interest in the profits, losses or capital of the Company and shall have no right to receive any distributions of Company assets. The Special Member shall be admitted as a member of the Company within the meaning of the Delaware LLC Act upon execution and delivery of this Agreement or a counterpart signature page to this Agreement and SCHEDULE B hereto shall be amended to set forth the mailing address of the Special Member. Pursuant to Section 18-301 of the Delaware LLC Act, the Special Member shall not be required to make any capital contribution to the Company and shall not acquire any limited liability company interest in the Company. Notwithstanding the last sentence of Section 18-402 of the Delaware LLC Act and except as provided in this Agreement, the Special Member may not bind the Company.

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                                    ARTICLE V
                               BOARD OF DIRECTORS

     5.1 MANAGEMENT AUTHORITY. Except as provided in Section 5.2 below, the business and affairs of the Company shall be under the exclusive management and direction of the Board of Directors who may exercise all powers of the Company and do all such lawful acts and things that are not, by the Delaware LLC Act or by this Agreement, required to be exercised or done by the Members.

     5.2 LIMITATIONS ON POWER OF BOARD OF DIRECTORS; REQUIREMENT OF MEMBER VOTE. Notwithstanding anything to the contrary in this Agreement and subject to
Section 3.4 hereof, the Board of Directors on behalf of the Company shall not take any act in contravention of this Agreement nor shall they have authority to do any of the following unless such action has been pre-approved by unanimous vote of the total number of Members:

          (a) change the name of the Company or the legal form or jurisdiction in which the Company is constituted;

          (b)  amend, or waive compliance with, any terms of this Agreement;

          (c) engage in any business or activity other than those permitted by Sections 3.1 and 3.2 hereof;

          (d) cause any dissolution, liquidation, winding-up, amalgamation, reorganization, recapitalization, merger or consolidation of the Company;

          (e) form any subsidiary of the Company or transfer any assets to any subsidiary of the Company by way of contribution or similar transfer;

          (f) increase the amount of capital contributions of any Member or admit any new Member by the issuance of new Membership Interests in the Company; or

          (g) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Company or of all or a substantial part of the Company's property, make a general assignment for the benefit of the Company's creditors, commence a voluntary case under any bankruptcy law, file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts or take any action for the purpose of effecting any of the foregoing.

     5.3 AUTHORITY AS TO THIRD PERSONS. Notwithstanding Section 3.4 or 5.2 hereof, the signed statement of the Board of Directors reciting that they have the authority or necessary approval of Members for any action, as to any third party, will be conclusive evidence of the authority of the Board of Directors to take that action, including action in compliance with Sections 3.4 or 5.2; provided, however, that the foregoing is not to be construed to permit the Board of Directors to act in violation of Section 3.4 or 5.2 hereof or in contravention of this Agreement. Each Member will promptly execute instruments determined by the Board of Directors to be appropriate to evidence the authority of the Board of Directors to consummate any transaction permitted by this Agreement.

     5.4 NUMBER, ELECTION AND TERM OF OFFICE. The total number of Directors shall be established from time to time by unanimous vote of the Members, provided that such number shall not be less than three. Each newly created Director position resulting from any increase in the authorized number of Board of Directors shall be filled by a party selected by majority vote of the Members. Each Director

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shall hold office until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

     5.5 REMOVAL AND RESIGNATION. Any Director or all of the Board of Directors may be removed at any time, with or without case, by the majority vote of the Members. Any Director may resign at any time upon written notice to the President or Secretary of the Company. Such written resignation shall take effect at the time specified therein, but if no time is specified, then at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     5.6 VACANCIES. Vacancies may be filled by a majority of the Board of Directors then in office, though less than a quorum, or by a sole remaining Director. Each Director so chosen shall hold office until a successor is duly appointed by majority vote of the Members or until his or her earlier resignation or removal as herein provided.

     5.7 MEETINGS OF THE BOARD OF DIRECTORS.

          (a) ANNUAL MEETING. The Board of Directors shall hold an annual meeting during the first quarter of each fiscal year, at such time and at such location within or without the State of Delaware as shall from time to time be determined by majority vote of the Board of Directors.

          (b) OTHER MEETINGS AND NOTICE. Regular meetings of the Board of Directors may be held within or without the State of Delaware at such time and at such place as shall from time to time be determined by majority vote of the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the President or any Director on at least 24 hours notice to each Director, either personally, by telephone, by mail or by telegraph.

          (c) PROXIES. Each Director may authorize any Person to act for him or her by proxy on all matters in which such Director is entitled to participate, including waiving notice of any meeting or voting at a meeting. Every proxy must be signed by the Director. Any Person acting as a proxy for a Director shall present proper documentation of its authority as proxy for such Director prior to taking any action on behalf of such Director.

          (d) QUORUM. A majority of the total number of Directors, present in Person or by proxy, shall constitute a quorum at all meetings of the Directors. If a quorum is not present, the Board of Directors present thereat may adjourn the meeting to another time and/or place until a quorum shall be present. When a quorum is once present to commence a meeting of the Board of Directors, it is not broken by the subsequent withdrawal of any Director or his or her proxies. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.

          (e) VOTE REQUIRED. A majority vote of the Board of Directors present, in Person or by proxy, at a meeting at which a quorum is present shall be the act of the Board of Directors; provided, however, that if the unanimous vote of the Board of Directors is required by this Agreement, the unanimous vote of the total number of Board of Directors present, in Person or by proxy, shall be required.

     5.8 COMMITTEES.

          (a) CREATION AND AUTHORITY. The Board of Directors may, from time to time, by resolution passed by a majority vote of the Board of Directors, designate one or more committees, each to consist of one or more of the Board of Directors, which to the extent provided in such resolution or this Agreement shall have and may exercise the powers of the Board of Directors in the management and

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affairs of the Company except as otherwise limited by law. The Board of
Directors may designate one or more officers of the Company as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

          (b) COMMITTEE RULES. Each committee established by the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by the resolution of the Board of Directors creating such committee. Unless otherwise provided in the resolution creating such committee, the presence of at least a majority of the committee members shall be necessary to constitute a quorum, and the majority vote of the committee members present, in Person or by proxy, at a meeting at which a quorum is present shall be the act of such committee.

     5.9 MEETINGS BY TELEPHONE OR OTHER COMMUNICATIONS. The Board of Directors and all committees appointed by the Board of Directors pursuant to this Agreement may participate in, and act at, meeting through the use of a conference telephone or other communications equipment by means whereby all Persons participating in the meeting can hear each other at the same time, and participation in any such meeting shall constitute presence in Person at the meeting. A written record shall be made of all actions taken at any meeting conducted by means of a conference telephone or other communications equipment and filed with the minutes at proceedings of the Board of Directors or such committee.

     5.10 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committees appointed by the Board of Directors pursuant to this Agreement, may be taken without a meeting and without prior notice, if a written consent setting forth the action so taken is signed, either before or after such action, by the Board of Directors or committee members, as the case may be, holding the required vote to carry the action. All written consents shall be filed with the minutes of proceedings of the Board of Directors or such committee.

     5.11 COMPENSATION. Unless otherwise determined by unanimous vote of the Members, no Director or member of any committee appointed by the Board of Directors pursuant to the authority set forth in this Agreement shall earn or be paid compensation for their services performed hereunder. Nothing herein shall be construed, however, to preclude any Board of Director from serving the Company in any other capacity and receiving compensation therefor if approved by the Members or otherwise in accordance with this Agreement.

                                   ARTICLE VI
                                    OFFICERS

     6.1 NUMBER OF OFFICERS; APPOINTMENT. The Board of Directors may, by resolution passed by unanimous vote of the Board of Directors, appoint a President, a Chief Operating Officer, a Chief Financial Officer, Managing Directors, a Secretary and a Treasurer of the Company and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same Person, and offices may be held by a Board of Director or any other Person. The Board of Directors may choose not to fill any office for any period as they may deem advisable, except that the offices of President and Secretary shall be filled as expeditiously as possible.

     6.2 ELECTION AND TERM OF OFFICE. The officers of the Company shall be elected by the Board of Directors at their first meeting held after appointment by the Members. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a

                                       11
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successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

     6.3 REMOVAL. Any officer elected by the Board of Directors may be removed by the majority vote of the Board of Directors whenever in their judgment, the best interest of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the Persons so removed.

     6.4 VACANCIES. Any vacancy occurring in any office may be filled by any of the Board of Directors then in office until a successor is duly elected and qualified.

     6.5 AUTHORITY OF CERTAIN POSITIONS.

          (a) THE PRESIDENT. The President shall be the chief executive officer of the Company and, subject to the powers of the Board of Directors, the President shall be in the general and active charge of the entire business, affairs and property of the Company and control over its officers, agents and employees; shall be its chief policy making officer, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or as may be provided in this Agreement.

          (b) THE SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the Members and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the President's supervision, the Secretary shall give, or cause to be given, all notices required to be given by this Agreement or by law; and shall have such other powers and perform such other duties as the Directors, the President, the Chief Operating Officer or this Agreement may, from time to time, prescribe. The Secretary or an Assistant Secretary shall have authority to attest to the names, titles and specimen signatures of the Board of Directors, committee members and officers of the Company, and to the adoption and content of resolutions duly adopted by the foregoing and to the authentication of the Company's governing documents. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or Secretary may, from time to time, prescribe.

          (c) THE TREASURER AND ASSISTANT TREASURERS. The Treasurer shall have custody of the Company's funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company; shall deposit all monies and other valuable effects in the name of, and to the credit of, the Company as may be ordered by the Board of Directors; shall cause the funds of the Company to be disbursed when such disbursements have been duly authorized, taking proper voucher for such disbursement; shall render to the President and the Board of Directors, at its regular meeting or when the Board of Directors so require, an account of the Treasurer's actions; and shall have such other powers and perform such other duties as the Board of Directors, the President or this Agreement may, from time to time, prescribe. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or Secretary may, from time to time, prescribe.

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

          (d) OTHER OFFICERS. Officers, assistant officers and agents, if any, other than those whose duties are provided for in this Agreement, shall have such authority to perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

     6.6 ABSENCE OR DISABILITY OF OFFICERS. In the case of the absence or disability of any officer of the Company and of any Person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Board of Director or to any other Person as the Board of Directors may select.

     6.7 COMPENSATION. Any compensation to officers of the Company shall be fixed by the Board of Directors, and no officer shall be prevented from receiving compensation by virtue of his or her also being a Board of Director of the Company.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1 COMPANY LIABILITIES. All liabilities of the Company, whether arising in contract, tort or otherwise, and including without limitation the indemnity obligations under this Article VII, are solely the debts, obligations and liabilities of the Company as an entity and will be paid or satisfied from assets of the Company. No debts, obligation or liability of the Company will be payable in whole or in part by any Member, Director or officer or the Special Member solely by reason of its being a Member, Director, officer or Special Member. No Member, Director, officer or the Special Member will have liability for the return of any capital of a Member, and no Member, Director, officer or the Special Member will have personal liability for the repayment of any Capital Contribution of any other Member..

     7.2 LIABILITY TO OTHER MEMBERS. Notwithstanding that the Company will be managed by the Board of Directors, if any Member is grossly negligent in taking any action that it is not specifically authorized to take under this Agreement or materially breaches any material provision of this Agreement, such Member will be liable to the Company, the Special Member, Directors, officers and the other Members for any loss, cost, damage, expense (including, without limitation, fees and expenses of attorneys and other professionals and any court costs incurred by the Company, the Special Member, Directors, officers or the other Members) or liability incurred, directly or indirectly, as a result of taking such action.

     7.3 EXCULPATION.

          (a) No Director, officer, Member or the Special Member (each, a "COVERED PERSON") shall be liable to the Company, any other Covered Person or any other Person who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence, willful misconduct or reckless disregard for its duties.

          (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any party as to matters the Covered Person reasonably believes are within such other party's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or Net Cash Flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

          (c) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, Director, officer or the Special Member, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member, Directors, officers or the Special Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

     7.4 INDEMNITY.

          (a) RIGHT TO INDEMNIFICATION. To the full extent required or permitted by the Delaware LLC Act, the Company, to the extent of its assets legally available for that purpose, shall indemnify and advance expenses to the Special Member and every Member Director and officer (and to such Person's heirs, executors, administrators and other legal representatives) in the manner and to the full extent and under the circumstances permitted by applicable law, as it presently exists or as may hereafter be amended from time to time, against any and all amounts (including judgments, fines, payments in settlement, fees and expenses of attorneys and other professionals and any other expenses or court costs) reasonably incurred by or on behalf of such Person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), in which such Special Member, Member, Director or officer was, or is made, or is threatened to be made, a party or is otherwise involved by reason of the fact that such Person is or was a Special Member, Member, Director or officer of the Company; provided, however, that no Member, Director, Special Member or officer shall have any personal liability on account of any indemnity under this Section 7.4; and provided further, that so long as any Security or Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 7.4 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents. The Company shall not be required to indemnify a Person in connection with a proceeding initiated by such Person if the proceeding was not authorized by the Board of Directors of the Company.

          (b) ADVANCEMENT OF EXPENSES. To the fullest extent permitted by applicable law, the Company shall pay the expenses of each Member, Director and officer and the Special Member incurred in defending any proceedings in advance of its final disposition; provided, however, that the payment of expenses incurred by the Members, Directors or officers or the Special Member in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Member, Director or officer or Special Member, as applicable, to repay all amounts advanced if it should be ultimately determined that the Member, Director or officer or the Special Member is not entitled to be indemnified under this Article VII or otherwise.

          (c) CLAIM FOR INDEMNIFICATION. If a claim for indemnification or advancement of expenses by the Member. Director or officer or the Special Member under this Article VII is not paid in full within 90 days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law.

     7.5 INSURANCE. The Board of Directors may, to the full extent permitted by applicable law, as it presently exists or as may be hereafter amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Company's expense insurance: (a) to indemnify the Company for any obligation which it incurs as a result of the indemnification provided for under the provisions of this Article VII, and (b) to indemnify and insure Members, Directors, officers, the Special Member and employees against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Article VII.

     7.6 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any Person by this
Article VII shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, or any provision of this Agreement, or by any other vote of the Members, Directors disinterested Directors or the Special Member, or otherwise.

     7.7 AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     7.8 SURVIVAL OR PROVISIONS. The provisions of this Article VII shall survive any termination of the Company or this Agreement.

                                  ARTICLE VIII
                     CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

     8.1  CAPITAL CONTRIBUTIONS.

          (a) INITIAL CAPITAL CONTRIBUTIONS. A Member shall make capital contributions ("CAPITAL CONTRIBUTIONS") to the Company, and thereby acquire Membership Interests in the Company. The current Capital Contribution of each Member is as set forth in SCHEDULE B hereto, as amended from time to time.

          (b) ADDITIONAL CAPITAL CALLS. Subject to the terms and conditions of this Agreement, the Board of Directors may, from time to time but no more frequently than monthly without the written consent of the Members, make additional capital calls upon the Members to fund upcoming expenses or deficits, which may be based on an estimate of future expenses.

          (c) VOLUNTARY CONTRIBUTIONS TO CAPITAL. A Member may make additional capital contributions to the Company at any time upon the consent of the Board of Directors. To the extent that a Member makes an additional capital contribution to the Company, the SCHEDULE B shall be revised appropriately.

          (d) REIMBURSEMENTS. Notwithstanding any provision hereof to the contrary, the Company shall reimburse the Members, Directors (including without limitation the Director then acting as the Tax Matters Partner), and officers of this Company for all out of pocket expenses actually incurred and as are necessary, convenient or incidental to the accomplishment of the purposes of the Company. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing Net Cash Flow and, in the case of a Member, shall not be deemed to constitute a distributive share of profits or return of capital to that Member. If the Company has insufficient funds to make full reimbursement to any party as contemplated hereby, each Member will fund its proportionate share (based on its Membership Interest) of such costs through Capital Contributions.

          (e) METHOD OF PAYMENT. All Capital Contributions to the Company will be made by means of bank wire transfers of immediately available funds to the account of the Company, or to such other account or by such other method as the Board of Directors specify within 5 business days of receiving notice from the Board of Directors to make such contribution.

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

     8.2 CAPITAL ACCOUNTS AND RELATED MATTERS.

          (a) CAPITAL ACCOUNTS. A separate "CAPITAL ACCOUNT" will be maintained for each Member in accordance with Treasury Regulation Section
1.704-1(b)(2)(iv). In accordance with the above-cited Treasury Regulations, the Capital Account of each Member will be determined and adjusted as follows:

               (i)    Each Member's Capital Account will be CREDITED with:

                      (A) any contributions of cash made by such Member to the capital of the Company;

                      (B) the Member's distributive share of Net Profit and items of Profit allocated to such Member under this Agreement, plus the Book Basis of any property contributed by such Member to the capital of the Company (net of any liabilities secured by such contributed property that the Company is considered to assume or take subject to under Tax Code Section
                           752); and

                      (C)  any other increases required by Treasury Regulation
                           Section 1.704-1(b)(2)(iv).

               (ii)   Each Member's Capital Account will be DEBITED with:

                      (A) any distributions of cash made from the Company to such Member, plus the fair market value of any property distributed in kind to such Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to under Tax Code Section 752);

                      (B) the Member's distributive share of Net Loss and items of Loss, allocated to such Member under this Agreement; and

                      (C)  any other decreases required by Treasury Regulation
                           Section 1.704-1(b)(2)(iv).

The foregoing provisions relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the Tax Code and the Treasury Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. In determining Profits and Losses, the Company will not make any adjustment to the Book Basis of assets which adjustment is permitted but not mandatory under the Treasury Regulations promulgated under Tax Code Section 704(b).

          (b) NO INTEREST ON CAPITAL CONTRIBUTIONS. No interest will be paid by the Company on (i) any Capital Contribution, (ii) on the balance of any Capital Account, or (iii) except as otherwise agreed to by the other Members, on any advance to the Company from any Member.

     8.3 PARTNERSHIP CLASSIFICATION FOR TAX PURPOSES. Each Member recognizes that for federal income tax purposes the Company may be classified as a partnership if so determined by the Board of Directors, and the Members will not make any election or take any action which would cause the relationship of the Members under this Agreement to be excluded from the application of all or any part of Subchapter K of Chapter 1 of Subtitle A of the Tax Code, or from any successor provisions to Subchapter K under the Tax Code or from any similar provisions of applicable state laws.

                                   ARTICLE IX
                 ALLOCATION OF PROFITS, LOSSES AND DISTRIBUTIONS

     9.1 ALLOCATIONS OF PROFITS AND LOSSES. Except as provided in Sections 9.2 through 9.5, inclusive, the Company's Net Profits and Net Losses for each Taxable Year will be allocated among the Members pro rata according to their respective Membership Interests.

     9.2 SPECIAL ALLOCATIONS.

          (a) MINIMUM GAIN CHARGE-BACKS. To the extent applicable, if there is a net decrease in partnership minimum gain (as determined under Treasury Regulation 1.704-2(d)) during any Taxable Year, each Member will be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 9.2(a) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and will be interpreted in a manner consistent therewith.

          (b) PARTNER NONRECOURSE DEBT MINIMUM GAIN CHARGE-BACKS. To the extent applicable, if there is a net decrease during any Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) will be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4). This Section 9.2(b) is intended to comply with the Treasury Regulations 1.704-2(i)(4) and will be interpreted in a manner consistent therewith.

          (c) QUALIFIED INCOME OFFSET. To the extent applicable, if any Member who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 9.2(a) and 9.2(b) but before the application of any other provision of this Article IX, then Profits for such Taxable Year will be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit as quickly as possible to the extent required by the Treasury Regulations. This Section 9.2(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and will be interpreted in a manner consistent therewith.

          (d) NONRECOURSE DEDUCTIONS. To the extent applicable, nonrecourse deductions, as defined in Treasury Regulation Section 1.704-2, for each Taxable Year will be allocated to the Members according to their respective Participation Percentages.

          (e) PARTNER NONRECOURSE DEDUCTIONS. To the extent applicable, any partner nonrecourse deductions as defined in Treasury Regulation Section 1.704-2(i) for any Taxable Year will be allocated to the Member that bears the economic risk of loss with respect to the partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(i)) to which such partner nonrecourse deductions are attributable in accordance with principles under Treasury Regulation Section 1.704-2(i) or any successor provision.

          (f) LOSS LIMITATION. To the extent applicable, no Member will be allocated any item of Loss (or Net Loss) if such Member would have an Adjusted Capital Account Deficit as a result of such allocation.

     9.3  TAX ALLOCATIONS.

          (a) The income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Tax Code or other applicable law, the Company's subsequent income, gains, losses, deductions and credit will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

          (b) To the extent applicable, items of Company taxable income, gain, loss and deduction and tax depreciation with respect to any property contributed to the capital of the Company will be allocated among the Members in accordance with Tax Code Section 704(c) and the applicable Treasury Regulations thereunder so as to take account of any variation between the adjusted tax basis of such property to the Company for federal income tax purposes and its Book Basis. The Company will use the "traditional method" without curative allocations as provided in Treasury Regulation Section 1.704-3.

          (c) To the extent applicable, allocations of tax credits, tax credit recapture and any items related thereto will be allocated to the Members according to their interests in such items as determined by the Board of Directors, taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

          (d) Allocations pursuant to this Section 9.3 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, distributions or other Company items pursuant to any provision of this Agreement.

     9.4 CURATIVE ALLOCATIONS. If the Board of Directors determine, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, deduction or credit is not specified in this Article IX (an "UNALLOCATED ITEM"), or that the allocation of any item of Company income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Members' economic interests in the Company (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii)) (a "MISALLOCATED ITEM"), then the Board of Directors may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that no such allocation will be made without the prior consent of each Member which would be affected thereby (which consent no such Member may unreasonably withhold).

     9.5 INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A MEMBER. Except as otherwise provided herein, if the Company is required (as determined by the Board of Directors) by law to make any payment on behalf of the Member (including, without limitation, federal withholding taxes, state personal property taxes, state unincorporated business taxes, etc.), then such Member ("INDEMNIFYING MEMBER") will indemnify the Company in full for the entire amount paid (including without limitation interest, penalties, consent and other professional fees, and all other expenses associated with such payment). At the option of the Board of Directors, the amount to be indemnified may be charged against a Capital Account of the Indemnifying Member, and at the option of the Board of

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Directors either: (a) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Member will make a cash payment to the Company equal to the full amount to be indemnified (and the amount paid will be added to the Indemnifying Member's Capital Account but will not be deemed to be a Capital Contribution hereunder), or (b) the Company will reduce subsequent distributions which would otherwise be made to the Indemnifying Member until the Company has recovered the amount to be indemnified (provided that the amount of such reduction will be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution will not further reduce any of the Indemnifying Member's Capital Account). A Member's obligation to make contributions to the Company under this Section 9.5 will survive the termination, dissolution, liquidated and winding up of the Company, and for purposes of this Section 9.5, the Company will be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 9.5, including without limitation instituting litigation to collect such contribution with interest calculated at a rate equal to 18% per annum (but not in excess of the highest rate per annum permitted by law).

                                    ARTICLE X
                                  DISTRIBUTIONS

     10.1 DISTRIBUTIONS. Distributions may be made from time to time on a quarterly basis (or such other more frequent basis as the Board of Directors may determine) to the Members according to their respective Membership Interest at the close of business on the day immediately preceding the day on which such distribution is made.

                                   ARTICLE XI
                        TRANSFER OF MEMBERSHIP INTERESTS,
                  WITHDRAWAL OF MEMBERS AND ADDITIONAL MEMBERS

     11.1 SCOPE OF AGREEMENT. The restrictions set forth in this Article XI will apply to all Membership Interests now owned or hereafter acquired by the Members, whether or not issued at the date of this Agreement.

     11.2 WITHDRAWAL. Neither any Member nor the Special Member may resign from the Company or effect a partial or complete withdrawal from the Company without first obtaining the unanimous approval of all other Members.

     11.3 NO TRANSFERS. No Member may sell, assign, transfer, mortgage, charge or otherwise encumber, or suffer any other Person to sell, assign, transfer, otherwise convey, mortgage, charge or otherwise encumber, or contract to do or permit any of the foregoing, whether voluntarily or by operation of law, in whole or in part, its Membership Interest without first obtaining the unanimous approval of the Board of Directors and any attempt to do so without such consent will be void AB INITIO.

     11.4 ADMISSION OF ADDITIONAL MEMBERS. Unless prohibited by any Basic Document, and subject to applicable restrictions in any Basic Document on admission of a Member or Special Member, as applicable, to the Company, one or more additional Members of the Company may be admitted to the Company with the unanimous approval of all other Members, which approval shall not unreasonably be withheld.

     11.5 LIMITATION ON NUMBER OF BENEFICIAL OWNERS. Notwithstanding the anything to the contrary in this Agreement, no Transfer of a Membership Interest may be made if immediately thereafter there would be more than 100 beneficial owners of Membership Interests, as determined for federal income tax purposes. Any purported transfer in violation of the foregoing restrictions shall be void AB INITIO.

     11.6 TRANSFER BY SPECIAL MEMBER. The Special Member shall not sell, assign, transfer, or otherwise convey its interest in the Company, if any, or rights as Special Member without first obtaining the unanimous approval of all other Members and any attempt to do so without such consent will be void AB INITIO. The rights of the Special Member shall belong solely to and be exercised solely by the Special Member.

                                   ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

     12.1 DISSOLUTION.

          (a) Subject to Sections 3.4(f), 5.2 and 12.(b) hereof, this Agreement will terminate and the Company will be dissolved upon the occurrence of any of the following events:

               (i) when the period fixed for the duration of the Company expires;

               (ii) by the unanimous written agreement of all of the Members and the Special Member; or

               (iii) the disposition of all or substantially all of the assets of the Company.

          (b) Notwithstanding anything to the contrary in this Agreement, except with the unanimous written agreement of all of the Members, the occurrence of any events described in Section 18-304 of the Delaware LLC Act shall not cause a Member to cease to be a Member of the Company, and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

          (c) This Agreement will terminate and the Company will be dissolved upon:

               (i)    the entry of a decree of judicial dissolution under
          Section 18-802 of the Delaware LLC Act; or

               (ii) at any time there is no Member of the Company unless the Company is continued without dissolution in accordance with this Agreement or the Delaware LLC Act.

          (d) Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (A) to continue the Company and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member in the Company.

     12.2 PROCEDURES.

          (a) LIQUIDATION AND DISTRIBUTION OF ASSETS. In the event of the dissolution of the Company, one of the Directors or other such party as is required by law to wind-up the Company's affairs ("LIQUIDATING AGENT") will commence to wind-up the affairs of the Company and liquidate its assets as promptly as is consistent with obtaining the fair value thereof. Following payment of, or provision for, all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of the Liquidating Agent to set up such cash reserves as the Liquidating Agent may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds (or other remaining assets) of the Company will be distributed in cash to the Members in accordance with their respective positive Capital Account balances, after all allocations under
Article VIII have been made.

          (b) AUTHORITY OF LIQUIDATING AGENT. In connection with the winding-up and dissolution of the Company, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner) and, in connection therewith, the Liquidating Agent will have all of the rights, powers, obligations and liabilities with respect to the assets and liabilities of the Company that the Board of Directors and Members would have pursuant to this Agreement or any other applicable law.

     12.3 TERMINATION OF THE COMPANY. The Company and this Agreement shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and
(ii) the Certificate of Formation shall have been canceled in the manner required by the Delaware LLC Act and the Liquidating Agent shall have taken or caused to be taken such actions as are necessary or reasonable in order to obtain or file all documents required by the Delaware LLC Act or any other applicable law to effectuate the dissolution and termination of the Company.

     12.4 WAIVER OF PARTITION; NATURE OF INTEREST. Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Members and the Special Member, on behalf of themselves, their successors and their assigns, hereby irrevocably waive any right or power that either of them might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Members and the Special Member further agree not to petition on behalf of the Company or initiate any other proceeding seeking liquidation, reorganization or other relief with respect to itself or their debts under any bankruptcy, insolvency or other similar law now or hereafter in effect. The Members and the Special Member agree that this Section may be pleaded as a bar to the maintenance of such action. The Members and the Special Member shall not have the status of a creditor with respect to any distribution pursuant to Article X hereof. The interest of the Members and the Special Member in the Company is personal property.

                                  ARTICLE XIII
                        FISCAL AND ADMINISTRATIVE MATTERS

     13.1 TAXABLE AND FISCAL YEAR. The Company's accounting period for federal income tax purposes ("TAXABLE YEAR") and the Company's fiscal year will begin on the first day of January (other than for the year of formation, which began on the date that the Company's Certificate of Formation was filed with the Secretary of State of the State of Delaware) and end on the last day of December of each year.

     13.2 DEPOSITS. All funds of the Company will be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may select.

     13.3 CHECKS, DRAFTS OR ORDERS. All checks, drafts, or other orders for the payment of money by or to the Company and all notes and other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company, and in such manner, as shall be determined by resolution of the Board of Directors.

     13.4 BOOKS AND RECORDS.

          (a) The Company will keep or cause to be kept accurate and complete minutes and records of the meetings of the Members and Board of Directors and books and records of account of the Company, which will be kept at the principal place of business of the Company or at such other places, within or without the State of Delaware, as the Board of Directors will from time to time determine. All books and records of account of the Company will be maintained and reported as determined by the Board of Directors but shall be sufficient so each Member can determine the portion of the Company's items of Profit and Loss that are attributable to each Membership Interest. The Company's books will be closed at the end of each Taxable Year.

          (b) Each Member of the Company will have the right to examine at any reasonable time or times, for any purpose, the minutes and records of the Members and Board of Directors and the books and records of account of the Company and to make copies thereof. The Company shall not have the right to keep confidential from the Members or the Special Member any information that any Director or officer of the Company would otherwise be permitted to keep confidential from the Members or the Special Member pursuant to Section 18-305(c) of the Delaware LLC Act. The Company's books of account shall be kept using the method of accounting determined by the Board of Directors. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Board of Directors. Upon the written request of any Member of the Company, the Company will cause to be mailed to such Member the most recent financial statements of the Company, showing in reasonable detail its assets and liabilities and the results of its operations. Such inspection may be made by any agent or duly appointed attorney of the Member making such request.

     13.5 TAX MATTERS PARTNER. Each of the Directors and the Treasurer hereby is designated as the "TAX MATTERS PARTNER" of the Company within the meaning of, and for the purposes of Tax Code Section 6231 and, as such, is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including without limitation administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Partner also will arrange for the preparation and timely filing of all returns required to be filed by the Company and the distribution of Form K-1 or other similar forms to all Members not later than 90 calendar days following the close of each Taxable Year. The Board of Directors shall decide which of the Directors or the Treasurer shall serve as the Tax Matters Partner at any time or from time to time.

                                   ARTICLE XIV
                                  MISCELLANEOUS

     14.1 ENTIRE AGREEMENT; AMENDMENTS. This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements relating to the subject matter hereof which are not contained herein. Subject to Section 3.4, and except as otherwise provided in this Agreement, modifications, alterations, amendments or supplements to this Agreement, or waivers of the terms and requirements of this Agreement, will be effective only if approved by unanimous vote of the total number of Members and evidenced by a written agreement duly executed on behalf of the Members. Notwithstanding anything to the contrary in this Agreement, this Agreement may not be modified, altered, supplemented or amended, or any of the terms hereof waived, except in compliance with any requirement contained in a Basic Document unless such modification, alteration, supplement, or amendment is made to (a) to cure any ambiguity or (b) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

     14.2 FORBEARANCE NOT A WAIVER. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to any party hereto will impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to any party hereunder will not otherwise alter or affect any power, remedy or right of any other party hereto, or the obligations of the party to whom such extension or indulgence is granted.

     14.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon parties hereto and their respective successors and assigns, and will inure to the benefit of the parties hereto, and, except as otherwise provided herein, their respective successors and assigns.

     14.4 SEVERABILITY. No determination by any court, governmental body or otherwise that any provision of this Agreement is invalid or unenforceable in any instance shall affect the validity or enforceability of any other provision or such invalid or unenforceable provision in any circumstance not controlled by such determination. Each such invalid or unenforceable provision will be ineffective only to the extent of such invalidity or unenforceability and the remainder of this Agreement and such provision will be construed to the greatest extent possible to accomplish fairly the purposes and intentions of the parties hereto.

     14.5 AMBIGUITY AND CONSTRUCTION OF CERTAIN TERMS. This Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the parties hereto. Words used in this Agreement may be used interchangeably in singular or plural form, and any pronoun shall be deemed to cover all genders. Titles of Articles and section headings are for convenience only and shall not be used in interpretation of this Agreement. "Herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or other subdivision; and "Section" refers to the entire section and not to any particular subsection, paragraph of other subdivision. Each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, and all references to "$" or dollar amounts will be to lawful currency of the United States of America.

     14.6 CUMULATIVE REMEDIES. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     14.7 FURTHER ASSURANCES. Each of the parties will, at any time, upon the request of another party hereto, take or cause to be taken, all actions and do, or cause to be done, all things (including without limitation executing, acknowledging and delivering any additional agreements, instruments and documents) as may be reasonable necessary, proper or advisable in order to consummate or make effective the intentions, purposes and transactions contemplated by this Agreement.

     14.8 NO THIRD PARTY RIGHTS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of a Member, Director or officer or the Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person. Neither any Member nor the Special Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

     14.9 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflict of laws.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned being the sole Member and sole Special Member, have executed this Limited Liability Company Agreement of GMAC ELF LLC as of the date and year first above written.

                                    GMAC Commercial Holding Capital Corp.,
                                    as Initial Member


                                    By: /s/ David Cheung
                                       -------------------------------------
                                    Name: David Cheung
                                    Title: Vice President

                                    GMAC ELF SPC INC.,
                                    as Special Member


                                    By: /s/ Winthrop T. Smith
                                       -------------------------------------
                                    Name: Winthrop T. Smith
                                    Title: Vice President

                                   SCHEDULE A
                                  DEFINED TERMS

"ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Member for each Taxable Year, the deficit balance, if any, in such Member's Capital Account as of the end of such Taxable Year, after giving effect to the following adjustments:

     (a) credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore as described in the penultimate sentences of Treasury Regulation Section 1.704-2(g) and Treasury Regulation
          Section 1.704-2(i); and

     (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     The above definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section
     1.704-1(b)(2)(ii)(d) and will be interpreted consistently therewith.

"AFFILIATE" of a Person or "AFFILIATED WITH" a specified Person (or any derivation thereof) shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified Person.

"AGREEMENT" has the meaning assigned to such term in the introductory paragraph.

"BASIC DOCUMENTS" means all documents and certificates contemplated by, related to or executed in connection with (i) this Agreement or (ii) any activities permitted in the purposes and powers described in Section 3.1 and 3.2 hereof.

"BOARD OF DIRECTORS" initially shall be the following directors: David C. Smith, Conrad J. Suszynski and Ronald W. Page. Each Director shall be deemed a "Manager" within the meaning of the Delaware LLC Act.

"BOOK BASIS" means with respect to any asset, the asset's adjusted basis for federal income tax purposes provided, however, (a) if property is contributed to the Company, the initial Book Basis of such property will equal its fair market value on the date of contribution and (b) if the Capital Accounts are adjusted pursuant to Treasury Regulation Section 1.704-1(b) to reflect the fair market value of any Company asset, the Book Basis of such asset will be adjusted to equal its respective fair market value as of the time of such adjustment in accordance with such Treasury Regulation. The Book Basis of all assets will be adjusted thereafter by Depreciation as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g) and any other adjustment to the basis of assets other than Depreciation. The Company will not make any adjustment to the Book Basis of any asset, unless such adjustment is mandatory under the Treasury Regulations promulgated under Tax Code Section 704(b).

"CAPITAL ACCOUNT" has the meaning assigned to such term in Section 8.2(a).

"CAPITAL CONTRIBUTIONS" has the meaning assigned to such term in Section 8.1.

"CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 26, 2002, as amended or from time to time.

"COMPANY" has the meaning assigned to such term in the introductory paragraph.

"COMPANY PROPERTY" means all properties, cash, assets, interests and rights of any type owned by the Company, including all assets acquired with Company funds or in exchange for Company Property.

"CONTROL" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that a Person shall not be deemed to control another Person solely because he or she is a director of such other Person.

"COVERED PERSONS" has the meaning set forth in Section 7.3.

"DELAWARE LLC ACT" has the meaning assigned to such term in Section 2.1.

"DEPRECIATION" means, for each Taxable Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset of the Company for such period, except that if the Book Basis of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the Taxable Year, Depreciation will be an amount which bears the same ratio to the beginning Book Basis as the federal income tax depreciation, amortization or other cost recovery deduction for the period bears to the beginning adjusted tax basis, provided that if the federal income tax depreciation, amortization or other cost recovery deduction for the period is zero, Depreciation will be determined with reference to the beginning Book Basis using any reasonable method selected by the Board of Directors.

"DIRECTOR" means a member of the Board of Directors.

"INDEMNIFYING MEMBER" has the meaning assigned to such term in Section 9.5.

"INITIAL MEMBER" means GMAC Commercial Holding Capital Corp., a Colorado corporation, and its successors and assigns.

"LIQUIDATING AGENT" has the meaning assigned to such term in Section 12.2(a).

"LOSS" means, with respect to the Company, for each Taxable Year, each item of the Company's taxable loss or deduction for such period, as determined under
Section 703(a) of the Tax Code, and Section 1.703-1 of the Treasury Regulations (for this purpose, all items of deduction and loss required to be stated separately pursuant to Section 703(a)(1) of the Tax Code will be included in taxable loss), but with the following adjustments:

     (a) Any expenditures of the Company described in Section 705(a)(2)(B) of the Tax Code, including any items treated under Section
          1.704-1(b)(2)(iv)(i) of the Treasury Regulations as items described in
          Section 705(a)(2)(B) of the Tax Code, will be considered an item of taxable deduction or loss;

     (b) If the Book Basis of any Company asset is reduced as a result of an adjustment to Book Basis under Treasury Regulation Section 1.704-1(b), the amount of such reduction will be taken into account as loss from the disposition of such asset for purposes of computing Loss; provided, the Company will not make any adjustment to the Book Basis of any asset unless such adjustment is mandatory under the Treasury Regulations promulgated under Tax Code Section 704(b);

     (c) Loss resulting from any disposition of property with respect to which loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Basis;

     (d) Any items which are specially allocated pursuant to Section 9.3 hereof will not be taken into account in computing Loss;

     (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable loss or deduction, there will be taken into account Depreciation for such period; and

     (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Tax Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of loss from the disposition of the asset (if the adjustment decreases such basis).

     "MATERIAL ACTION" means to (i) consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company (other than in the ordinary course of business or as contemplated by the Basic Documents), (ii)(A) commence any case, proceeding or other action or file a petition under any existing or future bankruptcy, insolvency or similar law seeking (1) to adjudicate the Company a bankrupt or insolvent, (2) to have an order for relief entered with respect to the Company, or (3) reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the Company or its debts, (B) consent to the institution of bankruptcy or insolvency proceedings against the Company, (C) seek or consent to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, (D) except as required by law, admit the Company's inability to pay its debts generally as they become due, (E) fail generally to cause the Company to pay its debts as such debts become due within the meaning of the Federal Bankruptcy Code, as determined by a relevant bankruptcy court, (F) make a general assignment by the Company for the benefit of creditors, or (G) authorize, take any action in furtherance of, consenting to or acquiesce in any of the foregoing or any similar action or other proceedings under any United States Federal or state bankruptcy or insolvency or similar law on behalf of, or with respect to, the Company, or in connection with the one or more Securities, Obligations, Trust Agreements, or this Agreement or any of the other Basic Documents, or (iii) to the fullest extent permitted by law, dissolve or liquidate the Company.

     "MEMBER" has the meaning assigned to such term in Section 2.2 of this Agreement and under the Delaware LLC Act, and excludes the Special Member.

     "MEMBERSHIP INTEREST" has the meaning assigned to such term in Section 2.2 and further indicates each Member's respective interest, expressed as a percentage of one hundred percent, in any vote to be taken by the Members and in any allocation of the profits and losses of the Company and distributions of the Company's assets, all in accordance with the provisions of this Agreement and the Delaware LLC Act. The Membership Interests are shown in SCHEDULE B hereto, as such SCHEDULE B may be amended from time to time.

     "MISALLOCATED ITEM" has the meaning assigned to such term in Section 9.4.

     "NET PROFIT" and "NET LOSS" means for each Taxable Year the excess of items of Profit over items of Loss for such period, or the items of Loss over the items of Profit for such period, as appropriate. Net Profit and Net Loss will not include items of Profit and Loss allocated pursuant to Sections
     9.2 and 9.4.

     "OBLIGATIONS" shall mean the liabilities and obligations of the Company (excluding the Securities) under or in connection with this Agreement, the other Basic Documents or any related document in effect as of any date of determination.

     "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on December 1, 1992.

     "PROCEEDING" has the meaning set forth in Section 7.4(a).

     "PROFIT" means, with respect to the Company, for each Taxable Year, each item of the Company's taxable income or gain for such period, as determined under Section 703(a) of the Tax Code, and Section 1.703-1 of the Treasury Regulations (for this purpose, all items of income and gain required to be stated separately pursuant to Section 703(a)(1) of the Tax Code will be included in taxable income or gain), but with the following adjustments:

     (a) Any tax-exempt income, as described in Section 705(a)(1)(B) of the Tax Code, realized by the Company during such taxable year will be considered an item of taxable income;

     (b) If the Book Basis of any Company asset is increased pursuant to Treasury Regulation Section 1.704-1(b), the amount of such adjustment will be taken into account as gain from the disposition of such asset for purposes of computing Profit; provided, the Company will not make any adjustment to the Book Basis of any asset unless such adjustment is mandatory under Treasury Regulations promulgated under Section 704(b);

     (c) Gain resulting from any disposition of property with respect to which gain is recognized for federal income tax purposes will be computed by reference to the Book Basis of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Basis;

     (d) Any items which are specially allocated pursuant to Section 9.3 hereof will not be taken into account in computing Profit; and

     (e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Tax Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain from the disposition of the asset (if the adjustment increases the basis of the asset).

     "SECURITIES" has the meaning set forth in Section 9(b) hereof.

     "SPECIAL DIRECTOR" has the meaning set forth in the definition of Special Member.

     "SPECIAL MEMBER" shall mean, initially, GMAC ELF SPC, INC., a Delaware corporation, and any corporation admitted to the Company pursuant to the provisions of this Agreement and the Delaware LLC Act solely for the purpose of exercising the rights and obligations granted to the Special Member under this Agreement:

          (a) that has two duly appointed directors (each a "Special Director" and collectively, the "Special Directors") each of whom is an individual who qualifies as an

      "Independent Director" (i) as defined in the initial Bylaws of GMAC ELF SPC, INC., a Delaware corporation or (ii) pursuant to a substantially similar definition in the certificate of incorporation, articles of incorporation or bylaws, as applicable, of any successor Special Member; and

          (b) the certificate of incorporation, articles of incorporation or bylaws, as applicable, of which are approved by the Initial Member, in the reasonable exercise of its sole discretion, or, if the Initial Member is then no longer a Member, all of the Members, in the reasonable exercise of the sole discretion of each.

     "STUDENT LOAN" shall mean any loan made to finance education.

     "TAX CODE" means the Internal Revenue Tax Code of 1986, as amended from time to time.

     "TAX MATTERS PARTNER" has the meaning assigned to such term in Section
     13.5.

     "TAXABLE YEAR" has the meaning assigned to such term in Section 13.1.

     "TREASURY REGULATIONS" means the income tax regulations promulgated under the Tax Code and effective as of the date hereof. Such term will be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations which are mandatory. Such term will also be deemed to include any future amendments or succeeding regulations which call for an election by the Company as to the application of the amendment or succeeding regulation to the Company if the Board of Directors so elects, provided that the Board of Directors determines that any such amendments and succeeding regulations do not adversely affect the economic interests of the Members hereunder.

     "TRUST" has the meaning set forth in Section 3.1 hereof.

     "TRUST AGREEMENT" has the meaning set forth in Section 3.1 hereof.

     "UNALLOCATED ITEM" has the meaning assigned to such term in Section 9.4.

                                   SCHEDULE B
                               MEMBER INFORMATION

                                                                                       Capital            Membership
                Member                                  Address                      Contribution          Interest
---------------------------------------- -------------------------------------- ---------------------- ------------------
GMAC Commercial Holding Capital Corp.    1801 California St., Suite 3900,               $ 100                100%
                                         Denver, Colorado 80202
                                         Attn: Ronald W. Page

                                                                                       Capital            Membership
            Special Member                              Address                      Contribution          Interest
---------------------------------------- -------------------------------------- ---------------------- ------------------
GMAC ELF SPC INC.                        1801 California St., Suite 3900,               $ 0                  0.0%
                                         Denver, Colorado 80202
                                         Attn: Ronald W. Page

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